EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
AptarGroup, Inc. Profit Sharing and Savings Plan
Crystal Lake, Illinois
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (333‑209716) of AptarGroup, Inc. of our report dated June 12, 2024, relating to the financial statements and supplemental schedule of AptarGroup, Inc. Profit Sharing and Savings Plan which appear in this Form 11‑K for the year ended December 31, 2023.

/s/ BDO USA, P.C.
BDO USA, P.C.
Chicago, Illinois
June 12, 2024